NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190
TELEPHONE: + 1.216.586.3939 • FACSIMILE: +1.216.579.0212

November 16, 2020
GrafTech International Ltd. 982 Keynote Circle
Brooklyn Heights, Ohio 44131

Re:    Registration Statement on Form S-3 Filed by GrafTech International Ltd.

Ladies and Gentlemen:

We are acting as counsel for GrafTech International Ltd., a Delaware corporation (the “Company”), in connection with the offering and sale by the selling stockholders named in the Prospectus Supplement (as defined below) of 8,250,000 shares of common stock, $0.01 par value per share, of the Company (the “Shares”), as contemplated by the Company’s Registration Statement on Form S-3 (File No. 333-232190) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2019, including a related base prospectus dated June 18, 2019 (the “Base Prospectus”), and a related prospectus supplement dated November 10, 2020 (the “Prospectus Supplement”) and filed with the SEC pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Act”). The Shares are being offered and sold pursuant to Rule 415 under the Act.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement, including the Base Prospectus and the Prospectus Supplement, and to the reference to Jones Day under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,
/s/ Jones Day

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